FORM OF
                        AMENDMENT DATED FEBRUARY 17, 2006
                                       TO
                                CUSTODY AGREEMENT
                                     BETWEEN
                               RYDEX ETF TRUST AND
                       STATE STREET BANK & TRUST COMPANY,
                               DATED MAY 3, 2005,
                                   AS AMENDED

                                 RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

[FEBRUARY 17, 2006]

State Street Bank and Trust Company
150 Newport Avenue, 4th floor
Quincy, Massachusetts 02171
Attention: Michael E. Prendergast, Vice President

Ladies and Gentlemen:

      Reference is made to the Custodian Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, including Appendix A thereto (as amended, the "Agreement").

      Pursuant to Section 18.6 of the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following ("Additional Series") as additional Portfolios under the Agreement:

                  RYDEX S&P EQUAL WEIGHT ETF
                  RYDEX S&P 500 PURE VALUE ETF
                  RYDEX S&P 500 PURE GROWTH ETF
                  RYDEX S&P MIDCAP 400 PURE VALUE ETF
                  RYDEX S&P MIDCAP 400 PURE GROWTH ETF
                  RYDEX S&P SMALLCAP 600 PURE VALUE ETF
                  RYDEX S&P SMALLCAP 600 PURE GROWTH ETF

      In accordance with the such section, we request that State Street confirm that it will render services as custodian with respect to the Additional Series and that Appendix A to the Agreement be amended in its entirety and replaced with a new Appendix A annexed hereto.

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                           Very truly yours,

                                           RYDEX ETF TRUST

                                           By:
                                                     ---------------------------
                                           Name:
                                           Title:

                                           Accepted:

                                           STATE STREET BANK AND TRUST COMPANY

                                           By:
                                                     ---------------------------
                                           Name:     Joseph L. Hooley
                                           Title:    Executive Vice President

                                     FORM OF

                                   APPENDIX A
                    To Custodian Agreement dated May 3, 2005

                       Effective as of [February 17, 2006]

                  RYDEX RUSSELL TOP 50 ETF
                  RyDEX S&P EQUAL WEIGHT ETF
                  RYDEX S&P 500 PURE VALUE ETF
                  RYDEX S&P 500 PURE GROWTH ETF
                  RYDEX S&P MIDCAP 400 PURE VALUE ETF
                  RYDEX S&P MIDCAP 400 PURE GROWTH ETF
                  RYDEX S&P SMALLCAP 600 PURE VALUE ETF
                  RYDEX S&P SMALLCAP 600 PURE GROWTH ETF